UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30928	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the resignation of Dr. Moshe Nazarathy as a director of Path 1 Network Technologies Inc. (the “Company”), the Company and Dr. Nazarathy agreed to amend the terms applicable to Dr. Nazarathy’s existing stock options to extend the period of time during which Dr. Nazarathy may exercise the stock options held by him. Pursuant to this amendment, Dr. Nazarathy may exercise, at any time on or before September 1, 2005, stock options held by him to purchase up to 16,667 shares of the Company’s common stock. Prior to this amendment, Dr. Nazarathy’s stock options would have terminated if not exercised by December 1, 2004.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 2, 2004, the Company issued a press release announcing that Dr. Moshe Nazarathy resigned as a member of the Company’s Board of Directors effective September 1, 2004. A copy of this press release is attached as Exhibit 99.1 hereto.

On August 31, 2004, the Company also issued a press release announcing that Jeff C. Hale has been hired as Vice President of Sales, effective September 1, 2004. A copy of this press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press release issued by Path 1 Network Technologies on September 2, 2004, announcing the resignation of Dr. Moshe Nazarathy from the Board of Directors.

Exhibit 99.2 Press release issued by Path 1 Network Technologies Inc. on August 31, 2004, announcing the hiring of Jeff C. Hale as Vice President of Sales.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: September 2, 2004	By:	/s/ JOHN R. ZAVOLI
John R. Zavoli
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press release issued by Path 1 Network Technologies on September 2, 2004, announcing the resignation of Dr. Moshe Nazarathy from the Board of Directors.

99.2	Press release issued by Path 1 Network Technologies Inc. on August 31, 2004, accouncing the hiring of Jeff C. Hale as Vice President of Sales.